EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Pacific Sands, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael D. Michie, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C.Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d), as applicable of the Securities Exchange Act of 1934: and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 13, 2015	/s/ Michael D. Michie
Michael D. Michie
Chief Executive Officer
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Pacific Sands, Inc. and will be retained by Pacific Sands, Inc and furnished to the Securities and Exchange Commission or its staff upon request.